Exhibit 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that Richard M. Lee Jr. (the “undersigned”) hereby constitutes and appoints Tiffany Gidley and Kyle Nimmo acting as the undersigned’s true and lawful attorney-in-fact to:

(1) prepare, execute, submit and file for and on behalf of the undersigned a Form ID, including any amendments thereto, and any other related documents or action necessary or appropriate to obtain or update from the Electronic Gathering and Retrieval System of the United States Securities and Exchange Commission (“SEC”), the codes, numbers and passphrases enabling the undersigned to make electronic filings with the SEC;

(2) execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Cardinal Infrastructure Group Inc. (the “Company”) Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and rules thereunder;

(3) prepare, execute, submit and file for and on behalf of the undersigned, Forms 144, and any amendments thereto, in accordance with Rule 144 of the Securities Act of 1933, as amended, and the rules thereunder;

(4) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete or execute any such Form ID, Form 3, 4, 5 or 144, any amendments thereto and other related documents, and the timely file such forms, amendments thereto or other related documents with the SEC and any stock exchange or similar authority; and

(5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form an shall contain such terms and conditions as such attorney-in-fact may approve in any such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any such attorney-in-fact or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4, 5 and 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company or (b) revocation by the undersigned in a signed writing.

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IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of October 10, 2025.

By:	/s/ Richard M. Lee Jr.
	Name:	Richard M. Lee Jr.
	Title:	Director